                        PURCHASE AND SALE AGREEMENT


                              by and between


               PRUDENTIAL REALTY ACQUISITION FUND II, L.P.,
                      a Delaware limited partnership


                                    and


                         DELPHINIDAE/WHITE BIRCH,
                     a California general partnership










                    Prudential Property No. PRAF II - 3

           11190 White Birch Drive, Rancho Cucamonga, California




                         Date: December 11, 1996
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                             TABLE OF CONTENTS

                                                                       Page

ARTICLE 1 - SALE OF PROPERTY . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Real Property. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Personal Property. . . . . . . . . . . . . . . . . . . . . . .  1
     1.3  Other Property Rights. . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2 - PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 3 - TITLE MATTERS. . . . . . . . . . . . . . . . . . . . . . . .  2
     3.1  Title to Real Property . . . . . . . . . . . . . . . . . . . .  2
     3.2  Title Insurance. . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE
     PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     4.1  Buyer's Inspections and Due Diligence. . . . . . . . . . . . .  3
     4.2  Property Sold "As Is". . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS . . . . . . . . . . . . . . . . .  7
     5.1  Real Estate and Personal Property Taxes. . . . . . . . . . . .  7
     5.2  Other Property Operating Expenses. . . . . . . . . . . . . . .  7
     5.3  Closing Costs. . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.4  Apportionment Credit . . . . . . . . . . . . . . . . . . . . .  8
     5.5  Delayed Adjustment . . . . . . . . . . . . . . . . . . . . . .  8
     5.6  Lease Expenses . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 6 - CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     6.1  Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .  9
     6.2  Title Transfer and Payment of Purchase Price . . . . . . . . .  9
     6.3  Seller's Closing Deliveries. . . . . . . . . . . . . . . . . .  9
     6.4  Buyer Closing Deliveries . . . . . . . . . . . . . . . . . . . 10
     6.5  Delivery of Deed . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 7 - CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . 11
     7.1  Seller's Obligations . . . . . . . . . . . . . . . . . . . . . 11
     7.2  Buyer's Obligations. . . . . . . . . . . . . . . . . . . . . . 11
     7.3  Waiver of Failure of Conditions Precedent. . . . . . . . . . . 12

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . 12
     8.1  Buyer's Representations. . . . . . . . . . . . . . . . . . . . 12
          8.1.1     Buyer's Authorization. . . . . . . . . . . . . . . . 12
          8.1.2     Buyer's Financial Condition. . . . . . . . . . . . . 12
                                      i
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     8.2  Seller's Representations . . . . . . . . . . . . . . . . . . . 12
          8.2.1     Seller's Authorization . . . . . . . . . . . . . . . 12
          8.2.2     Other Seller's Representations . . . . . . . . . . . 13

     8.3  General Provisions . . . . . . . . . . . . . . . . . . . . . . 13
          8.3.1     Definition of "Seller's Knowledge" . . . . . . . . . 13
          8.3.2     Seller's Representations Deemed Modified . . . . . . 14
          8.3.3     Notice of Breach; Seller's Right to Cure . . . . . . 14
          8.3.4     Survival; Limitation on Seller's Liability . . . . . 14

ARTICLE 9 - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.1  Mutual Covenants . . . . . . . . . . . . . . . . . . . . . . . 15
          9.1.1     Broker . . . . . . . . . . . . . . . . . . . . . . . 15
          9.1.2     Tax Refunds and Credits. . . . . . . . . . . . . . . 15
          9.1.3     Survival . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 10 - FAILURE OF CONDITIONS . . . . . . . . . . . . . . . . . . . 16
     10.1 To Seller's Obligations. . . . . . . . . . . . . . . . . . . . 16
     10.2 To Buyer's Obligations . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 11 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 16
     11.1 Buyer's Assignment . . . . . . . . . . . . . . . . . . . . . . 16
     11.2 Designation Agreement. . . . . . . . . . . . . . . . . . . . . 16
     11.3 Survival/Merger. . . . . . . . . . . . . . . . . . . . . . . . 17
     11.4 Integration; Waiver. . . . . . . . . . . . . . . . . . . . . . 17
     11.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.6 Captions Not Binding; Schedules and Exhibits . . . . . . . . . 18
     11.7 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.8 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.9 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.10     Counterparts. . . . . . . . . . . . . . . . . . . . . . . 19
     11.11     No Recordation. . . . . . . . . . . . . . . . . . . . . . 19
     11.12     Additional Agreements; Further Assurances . . . . . . . . 19
     11.13     Construction. . . . . . . . . . . . . . . . . . . . . . . 19
     11.14     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.15     Business Day. . . . . . . . . . . . . . . . . . . . . . . 20
     11.16     Seller's Maximum Aggregate Liability. . . . . . . . . . . 20
                                      ii
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                                 EXHIBITS

          Exhibit A Legal Description
          Exhibit B List of Contracts
          Exhibit C Form of Grant Deed
          Exhibit D Form of Transfer Tax Statement
          Exhibit E Form of Bill of Sale
          Exhibit F Form of Assignment of Contracts
          Exhibit G Form of Seller's FIRPTA Affidavit
          Exhibit H Form of Buyer's ERISA Representation
          Exhibit I Litigation Notices, Contract Defaults And
                    Governmental Violations
          Exhibit J List of Tenants
                                      iii
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                        PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made this
11th day of December, 1996, by and between PRUDENTIAL REALTY
ACQUISITION FUND II, L.P., a Delaware limited partnership ("Seller"), and DELPHINIDAE/WHITE BIRCH, a California general partnership ("Buyer").


                           W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:


                       ARTICLE 1 - SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the following (herein collectively called the "Property"):

     1.1 Real Property. That certain parcel of real estate located in the County of San Bernardino, California and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "Real Property"); and

     1.2 Personal Property. All tangible personal property owned by Seller (excluding any computer or computer equipment and software owned by Seller or Seller's property manager), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding appraisals, budgets, Seller's strategic plans for the Property, internal analyses, marketing information, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Real Property (herein collectively called the "Personal Property"); and

     1.3 Other Property Rights. If and to the extent assignable by Seller, (i) all service, supply, maintenance, and utility agreements described in Exhibit B attached hereto and incorporated herein by this reference, and (ii) all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property and in Seller's possession or control (the rights and interests of Seller described in this Section 1.3 being herein collectively called the "Other Property Rights").
                                      1
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                        ARTICLE 2 - PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchase of the Property is the sum of FIVE MILLION TWO HUNDRED FORTY-FIVE
THOUSAND AND NO/100 DOLLARS ($5,245,000) in immediately available funds (the "Purchase Price"). Buyer shall pay the Purchase Price on the Closing Date, subject to the prorations and adjustments set forth in
Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Buyer at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 6.2.


                         ARTICLE 3 - TITLE MATTERS

     3.1  Title to Real Property.  Seller has previously delivered to Buyer
(a) Stewart Title of the Inland Empire's (the "Title Company") commitment to issue an Owner's Policy of Title Insurance with respect to the Property (the "Title Report") identified as Title Insurance Commitment File No. 111328532, with an effective date of September 10, 1996, and (b) copies of all recorded documents referred to on Schedule B of the Title Report as exceptions to coverage (the "Title Documents"). Buyer hereby confirms its approval of the Title Report, subject to the Title Company's removal of items 8, 11 and 12 identified on Schedule B thereof. Seller shall convey and Buyer shall accept title to the Property, subject to (i) applicable zoning and building ordinances and land use regulations, (ii) such exceptions to title as are listed on Schedule B of the Title Report (excluding items 8, 11 and 12 thereof), including the Title Company's standard printed exceptions, (iii) such state of facts as would be disclosed by an ALTA/ACSM survey of the Property, (iv) such state of facts as would be disclosed by a physical inspection of the Property, (v) the lien of taxes not yet due and payable, (vi) any exceptions caused by Buyer, its agents, representatives or employees, and (vii) such other exceptions as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, (the foregoing exceptions described in clauses (i) through (vii) being herein collectively called the "Permitted Exceptions").

     3.2 Title Insurance. At Closing, the Title Company shall issue to Buyer, at Seller's sole cost and expense, a CLTA Owner's Form of title insurance policy in the form of the Title Report (the "Owner's Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide, at Buyer's sole cost and expense, such endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost or additional liability to Seller, (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the "Transaction") without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request.

            ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE
PROPERTY

     4.1  Buyer's Inspections and Due Diligence.

          (a) Buyer acknowledges that, prior to Buyer's execution of this Agreement:

               (i) Buyer has conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials (as defined in Subsection 4.2(e)) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the "Investigations"); and

               (ii) Seller has made available to Buyer and otherwise allowed Buyer access to, copies of certain documents in Seller's possession applicable to the Property, including, but not limited to, the Title Report, the Title Documents, the Contracts (as defined in
Subsection 6.3(c)), the Property Documents (as defined in
Subsection 6.3(f)), and such other non-proprietary, non-privileged reports, documents, books and records which pertain to the Property as Buyer has deemed necessary or appropriate (all of the foregoing documents described in this clause (ii) being herein collectively called the "Documents").

               Buyer has reviewed, examined, evaluated and verified all Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate. In particular, Buyer has determined to its satisfaction the assignability of any Documents to be assigned hereunder. Seller shall cooperate with Buyer (but shall not be obligated) to obtain any consents required in connection with the assignment to Buyer of the Contracts. Buyer acknowledges and agrees that it (A) is familiar with the physical condition of the Property, (B) has completed its due diligence with respect to the Property and the Documents to its satisfaction, (C) is acquiring the Property based exclusively upon its own investigations and inspections of the Property and the Documents, and
(D) shall have no additional period after the date hereof to conduct further physical due diligence regarding the Property.

     4.2  Property Sold "As Is".

          (a) BUYER ACKNOWLEDGES AND AGREES THAT (i) THE PROPERTY SHALL BE SOLD, AND BUYER SHALL ACCEPT
POSSESSION OF THE PROPERTY ON THE CLOSING DATE, "AS IS,
WHERE IS, WITH ALL FAULTS", WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE; (ii) EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.2
AND THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED
(AS DEFINED IN SECTION 6.3(a)) (HEREIN COLLECTIVELY CALLED THE "SELLER'S WARRANTIES"), NONE OF SELLER, ITS COUNSEL,
CUSHMAN & WAKEFIELD ("BROKER"), ITS SALES AGENTS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, ITS COUNSEL, BROKER, OR ITS SALES AGENTS, NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING
(ALL OF WHICH

PARTIES ARE HEREIN COLLECTIVELY CALLED THE
"SELLER PARTIES") HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES
OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY
MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE
DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE
INVESTIGATIONS; AND (iii) BUYER HAS CONFIRMED INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION. BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR SELLER'S WARRANTIES (AS
SUCH TERM IS HEREIN DEFINED), BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES
OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR
WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER SELLER PARTIES, AS TO: (1) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (2) THE PHYSICAL CONDITION OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR
ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (3) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (4) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (5) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (6) WHETHER THE IMPROVEMENTS ARE
STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE
WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (7) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET
FORTH IN SELLER'S BOOKS AND RECORDS CONCERNING THE
PROPERTY OR SET FORTH IN ANY OF SELLER'S OFFERING
MATERIALS WITH RESPECT TO THE PROPERTY; (8) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS,
SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (9) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (10) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER'S INTENDED
USE AND DEVELOPMENT OF THE PROPERTY OR ANY OF THE
DOCUMENTS; (11) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (12) SELLER'S OWNERSHIP OF ANY PORTION OF THE PROPERTY. BUYER FURTHER

ACKNOWLEDGES AND AGREES THAT
SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE
DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR
MAY NOT BE KNOWN TO SELLER, ITS OFFICERS, DIRECTORS,
CONTRACTORS, AGENTS OR EMPLOYEES.

          (b)  ANY REPORTS, REPAIRS OR WORK REQUIRED BY
BUYER ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER
AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO
MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY
OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE
REQUIREMENTS OF ANY INSURER.  BUYER IS SOLELY RESPONSIBLE
FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER
APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY
OF THE PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS
NECESSARY TO OBTAIN THE SAME, ALL AT BUYER'S SOLE COST AND
EXPENSE.  BUYER ACKNOWLEDGES AND AGREES THAT BUYER'S
OBLIGATIONS HEREUNDER SHALL REMAIN IN FULL FORCE AND
EFFECT WITH BUYER HAVING NO RIGHT TO DELAY THE CLOSING OR
TERMINATE THIS AGREEMENT REGARDLESS OF ANY FACTS OR
INFORMATION LEARNED BY BUYER AFTER THE DATE HEREOF,
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

          (c)  BUYER, FOR BUYER AND BUYER'S SUCCESSORS AND
ASSIGNS, HEREBY RELEASES SELLER FROM, AND WAIVES ALL
CLAIMS AND LIABILITY, KNOWN OR UNKNOWN, SUSPECTED OR
UNSUSPECTED, AGAINST SELLER FOR OR ATTRIBUTABLE TO THE
FOLLOWING:

               (i)  ANY AND ALL STATEMENTS OR OPINIONS
HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED,
BY THE SELLER PARTIES TO BUYER OR ITS AGENTS OR
REPRESENTATIVES, EXCEPT FOR SELLER'S WARRANTIES (AS SUCH
TERM IS HEREIN DEFINED); AND

               (ii) ANY STRUCTURAL, PHYSICAL OR
ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING
WITHOUT LIMITATION, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS
MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT
OF 1980, 42 U.S.C. ''9601 ET SEQ., AS AMENDED BY SARA [SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986]
AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. ''6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL OR STATE BASED STATUTORY OR
REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL
CONTAMINATION AT, IN OR UNDER THE PROPERTY.

          (d) WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS (INCLUDING, WITHOUT LIMITATION, THE RELEASES SET FORTH IN SUBSECTION 4.1(c)), BUYER HEREBY ACKNOWLEDGES THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE
CONSEQUENCES AND EFFECTS OF SUCH RELEASE, AND THAT SUCH RELEASE IS MADE WITH THE FULL KNOWLEDGE, UNDERSTANDING
AND AGREEMENT THAT CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS, AND THAT THE PROTECTION AFFORDED BY SAID CODE SECTION IS HEREBY WAIVED:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
               WHICH THE CREDITOR DOES NOT KNOW OR
               SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
               EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM
               MUST HAVE MATERIALLY AFFECTED HIS
               SETTLEMENT WITH THE DEBTOR."

          (e)  EXCEPT AS EXPRESSLY PROVIDED TO THE
CONTRARY IN THIS SUBSECTION (e), BUYER HEREBY (i) ASSUMES
AND TAKES RESPONSIBILITY AND LIABILITY FOR ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS OF EVERY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE
PROPERTY, ARISING OR ACCRUING ON OR AFTER THE CLOSING
DATE AND ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH
MAY HEREAFTER OCCUR, INCLUDING, WITHOUT LIMITATION, ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES AND DEMANDS
WITH RESPECT TO THE STRUCTURAL, PHYSICAL OR
ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING,
WITHOUT LIMITATION, ANY HAZARDOUS MATERIALS, IN AT, UNDER
OR ABOUT THE PROPERTY), AND (ii) AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ANY LOSS, COST, CLAIM, LIABILITY, EXPENSE OR DEMAND WITH RESPECT THERETO.

          (f)  For purposes of this Agreement, the term "Hazardous
Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

          (g) Buyer acknowledges and agrees that the provisions of this Article 4 were a material factor in Seller's acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless Seller and the other Seller Parties are expressly released as set forth in Subsection 4.2(c) and Buyer assumes the obligations specified in, and provides the indemnifications set forth in, Subsection 4.2(e).

          (h) Notwithstanding anything to the contrary herein, the provisions of this Section 4.2 shall survive the Closing and shall not be merged therein.


                  ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

     5.1 Real Estate and Personal Property Taxes. Real estate and personal property taxes shall be prorated on an accrual basis. Such proration shall be calculated based upon the actual number of days in such calendar year, with Seller being responsible for that portion of such calendar year occurring prior to midnight of the day prior to the Closing Date and Buyer being responsible for that portion of such calendar year occurring after midnight of the day prior to the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for the calendar year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes paid for the calendar year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of
Section 5.6. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that Seller shall not be responsible for any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein.

     5.2 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of midnight of the day prior to the Closing Date. Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning at 12:01 a.m. on the Closing Date.

     5.3 Closing Costs. Buyer shall pay all premiums and charges of the Title Company for any ALTA extended coverage or endorsements to the Owner's Title Policy, the cost of any survey obtained by Buyer, all recording and filing charges in connection with the instrument by which Seller conveys the Property, one-half (1/2) of all escrow or closing charges, all costs of Buyer's due diligence and any other costs customarily paid by the buyer pursuant to local practice. Seller shall pay all premiums and charges of the Title Company for the Owner's Title
Policy (excluding any ALTA extended coverage or endorsements), one-half (1/2) of all escrow or closing charges and all transfer taxes and similar charges, if any, applicable to the transfer of the Property to Buyer and any other costs customarily paid by the seller pursuant to local practice. Except as otherwise agreed by the parties, each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

     5.4 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (ii) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

     5.5 Delayed Adjustment. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. The provisions of this
Section 5.5 shall survive the Closing and not be merged therein.

     5.6 Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all fees, costs and expenses (including, without limitation, costs incurred for leasing commissions, legal fees, cash or other leasing incentives, moving expenses, buy-outs of leases of other space occupied by the tenant and tenant improvement work) incurred or paid by Seller after November 11, 1996, and prior to Closing in connection with any new leases of any or all of the Property; provided that Seller has informed Buyer of such leases prior to Closing.

                            ARTICLE 6 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

     6.1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, the Transaction shall close ("Closing") on the date hereof (the "Closing Date"). The Closing shall take place through an escrow (the "Escrow") established with the Title Company
(the "Escrow Agent"), with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 6.2. Time is of the essence with respect to the Closing Date.

     6.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey title to the Real Property to Buyer by grant deed upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to deliver the payment specified in Article 2 by timely delivering the same to the Escrow Agent no later than 8:00 a.m. Pacific Time on the Closing
Date. Notwithstanding the foregoing, Seller shall have the right to terminate this Agreement at any time if such payment is not received by 8:00 a.m. Pacific Time on the Closing Date.

     6.3 Seller's Closing Deliveries. At the Closing, Seller shall deliver the Deed and the Transfer Tax Statement (as such terms are defined below) to the Escrow Agent and shall deliver the other documents referenced below directly to Buyer, outside of the Escrow, immediately after the Closing:

          (a) Deed. A grant deed in the form of Exhibit C attached hereto and incorporated herein by this reference, conveying to Buyer all of Seller's right, title and interest in and to the Real Property, subject only to the Permitted Exceptions ("Deed").

          (b) Transfer Tax Statement. A statement in the form of Exhibit D attached hereto and incorporated herein by this reference, to be executed by the Escrow Agent and delivered to the Recorder of the County of San Bernardino together with the Deed.

          (c) Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference conveying all of Seller's right, title and interest in and to the Personal Property.

          (d) Assignment of Contracts. An assignment and assumption of warranties and guaranties and the Other Property Rights
(to the extent the same are not transferred by the Deed or Bill of Sale) in the form of Exhibit F attached hereto and incorporated herein by this reference ("Assignment of Contracts"), transferring, to the extent assignable, without liability or expense to Seller, all warranties and guaranties which remain in effect on the Closing Date and any Other Property Rights not otherwise transferred to Buyer (all of the foregoing being herein collectively called the "Contracts"). Seller shall not assign any existing management agreement or any contracts or policies of insurance for the Property.

          (e) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit G attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code and a California Nonresident Withholding Exemption Certificate for Real Estate Sales (Form 590-RE).

          (f) Evidence of Authority. A certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement.

          (g) Property Documents. (i) To the extent in the possession of Seller or the current manager of the Property, (A) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Property, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all non-proprietary books and records located at the Property or at the office of Seller's building manager relating to the Property and the ownership and operation thereof (the items described in clauses (i) and (ii) being herein collectively called the "Property Documents").

          (h) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

          (i) Keys and Original Documents. Keys to all locks on the Real Property (in Seller's or Seller's building manager's possession) and originals or, if originals are not available, copies, of the Contracts (unless canceled as set forth herein) encumbering the Property on the Closing
Date.

          (j) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

     6.4 Buyer Closing Deliveries. At the Closing, Buyer shall deliver the Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing, and shall deliver the following items directly to Seller, outside of the Escrow, immediately after the
Closing:

          (a) Assignment of Contracts. The Assignment of Contracts executed and acknowledged by Buyer.

          (b) Buyer's ERISA Certificate. The certificate of Buyer substantially in the form of Exhibit H attached hereto and incorporated herein by this reference and any other certificate or other information reasonably required by Seller to satisfy Seller that the Transaction does not constitute a non-exempt prohibited transaction under the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") and that the Transaction complies with ERISA in all respects.

          (c)  Evidence of Authority.   Documentation to establish to
Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement (including, but not limited to, the organizational documents of Buyer, as they may have been amended from time to time, resolutions of Buyer and incumbency certificates of Buyer).

          (d)  Other Documents.   Such other documents as may be
reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

          (e) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

     6.5 Delivery of Deed. Effective upon delivery of the Deed, actual and exclusive possession (subject only to the Permitted Exceptions) and risk of loss to the Property shall pass from Seller to Buyer.


                     ARTICLE 7 - CONDITIONS TO CLOSING

     7.1  Seller's Obligations.   Seller's obligation to close the
Transaction is conditioned on the following, which may be waived by Seller by an express written waiver, at its sole option:

          (a) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and shall be prepared to deliver to Seller, outside of the Escrow, all of the documents to be executed by Buyer set forth in Section 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

     7.2 Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

          (a) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement; and

          (b) Seller's Deliveries Complete. Seller shall have delivered the Deed to the Escrow Agent and shall be prepared to deliver to Buyer, outside of the Escrow, all of the documents and other items required pursuant to Section 6.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

     7.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Buyer or Seller may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction, Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. In the event any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled, Buyer or Seller (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of Article 10.


                ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

     8.1 Buyer's Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

          8.1.1 Buyer's Authorization. Buyer is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, and is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer have been duly authorized by all requisite partnership or corporate action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the agreement of partnership or articles of incorporation and by-laws of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

          8.1.2 Buyer's Financial Condition. Buyer's financial condition is as is represented to Seller on any financial statements previously submitted to Seller by Buyer.

     8.2 Seller's Representations. Seller represents and warrants to Buyer as follows:

          8.2.1 Seller's Authorization. Seller is (a) duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite corporate action on the part of Seller and are the valid and legally binding obligation of

Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the articles of incorporation and by-laws of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

          8.2.2 Other Seller's Representations. To Seller's knowledge (as such term is hereinafter defined):

               (a) Except as listed in Exhibit I attached hereto and incorporated herein by this reference, Seller has not received any written notice of pending litigation against Seller which would, if determined adversely to Seller, adversely affect the Property.

               (b) Seller has not entered into any service, supply, maintenance or utility contracts affecting the Property which will be binding upon Buyer after the Closing other than the Contracts listed on Exhibit B attached hereto.

               (c) Seller has not received any written notice of default under the terms of any of the Contracts except as listed in Exhibit I attached hereto.

               (d) Except as listed in Exhibit I attached hereto, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to the Property. Notwithstanding the foregoing, however, Seller shall not be required to disclose to Buyer (and shall not be deemed to make any representation or warranty with respect to) any notices relating to the environmental condition of the Property or Hazardous Materials in, at, under or about the Property, it being acknowledged and agreed to by both Buyer and Seller that Buyer has investigated and satisfied itself with regard to the environmental condition of Property and the presence or absence of Hazardous
Materials during its due diligence period.

               (e) As of the date of this Agreement, the only tenants of the Property are the tenants listed in Exhibit I attached hereto.

     8.3  General Provisions.

          8.3.1 Definition of "Seller's Knowledge". All references in this Agreement to "Seller's knowledge" or words of similar import shall refer only to the actual knowledge of Peter Ruggiero (the "Designated
Employee") and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the

Designated Employee.  There shall be
no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

          8.3.2 Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the date hereof that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to Buyer, or any studies, tests, reports, or analyses prepared by or for Buyer or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "Buyer's Representatives") or otherwise obtained by Buyer or Buyer's
Representatives contains information which is inconsistent with such representation or warranty.

          8.3.3 Notice of Breach; Seller's Right to Cure. If prior to the Closing, Buyer or any Buyer's Representative obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Purchase
Price, or (b) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated by Buyer to exceed Fifty Thousand
Dollars ($50,000).

          8.3.4 Survival; Limitation on Seller's Liability. The representations and warranties made by Seller in Section 8.2 shall survive the Closing and not be merged therein for a period of one

(1) year and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the date one (1) year after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties herein or in any documents executed by Seller at Closing shall be limited as set forth in Section 11.16 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than Fifty Thousand Dollars ($50,000).


                           ARTICLE 9 - COVENANTS

     9.1  Mutual Covenants.

          9.1.1 Broker. Seller and Buyer expressly acknowledge that Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any brokerage commission due to Broker in accordance with the separate agreement between Seller and Broker. Seller and Buyer each represents and warrants to the other that it has not dealt with any other broker in the Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section.

          9.1.2 Tax Refunds and Credits. All real estate and personal property tax refunds and credits with respect to the Property shall be apportioned between Buyer and Seller as follows:

               (a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable in the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in proportion to the number of days in such calendar year that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

               (b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the calendar year in which the

Closing occurs (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

               (c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

          9.1.3 Survival. The provisions of this Article 9 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.


                    ARTICLE 10 - FAILURE OF CONDITIONS

     10.1 To Seller's Obligations. If, on the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's material representations or warranties are untrue in any material respect, or
(iii) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) proceed to close the Transaction. If this Agreement is so terminated, then neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

     10.2 To Buyer's Obligations. If, on the Closing Date, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller's material representations or warranties are untrue in any material respect, or
(iii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.



                        ARTICLE 11 - MISCELLANEOUS

     11.1 Buyer's Assignment. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void.

     11.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder
(herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent ("Agent") is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction
(as described in the Reporting Requirements).  Accordingly:

          (a)  Agent is hereby designated as the "Reporting Person"
(as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

          (b) Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

          (c) Agent hereby requests Seller to furnish to Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Agent with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Agent, under penalties of perjury, that Seller's correct taxpayer identification number is ___________________.

          (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

     11.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

     11.4 Integration; Waiver. This Agreement, together with the Schedules and Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

     11.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located except to the extent its conflict of law principles would direct the application of the law of a different state or forum.

     11.6 Captions Not Binding; Schedules and Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

     11.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     11.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below.
Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

               IF TO BUYER:

               Delphinidae/White Birch
               c/o Dolphin Partners, Inc.
               17875 Von Karman, Suite 809
               Irvine, California  93714
                    Attention:  Kevin S. Pitts


               COPY TO:

               Sheppard, Mullin, Richter & Hampton LLP
               4695 MacArthur Court, Seventh Floor
               Newport Beach, California  92660
               Attention:  John Simon, Esq.

               IF TO SELLER:

               Prudential Realty Acquisition Fund II, L.P.
               8 Campus Drive
               Parsippany, New Jersey  07054-4493
               Attention:  Peter L. Ruggiero, Vice President



               COPY TO:

               The Prudential Insurance Company of America
               2029 Century Park East, Suite 2050
               Los Angeles, California  90067-3022
               Attention: David Cher, Esq.

     11.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     11.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.

     11.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction;
provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

     11.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

     11.14 ERISA. To satisfy compliance with ERISA, Buyer represents and warrants to Seller that:

          (a) Neither Buyer nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the
U.S. Department of Labor ("PTE 84-14") has, or during the immediately preceding year has exercised, the authority to appoint or terminate

Seller as investment manager of any assets of the employee benefit plans whose assets are held by Seller or to negotiate the terms of any management agreement with Seller on behalf of any such plan;

          (b) The Transaction is not specifically excluded by Part I(b) of PTE 84-14;

          (c) Buyer is not a related party of Seller (as defined in Part V(h) of PTE 84-14); and

          (d) The terms of the Transaction have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.

          Buyer hereby agrees to execute such documents or provide such information as Seller may require in connection with the Transaction or to otherwise assure Seller that: (i) this is not a prohibited Transaction under ERISA, (ii) that the Transaction is otherwise in full compliance with ERISA and (iii) that Seller is not in violation of ERISA by compliance with this Agreement and by closing the Transaction. Seller shall not be obligated to consummate the Transaction unless and until the Transaction complies with ERISA and Seller is satisfied that the Transaction complies in all respects with ERISA. The obligations of Buyer under this section shall survive the Closing and shall not be merged therein.

     11.15 Business Day. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or any Federal or State of California holiday.

     11.16 Seller's Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein) and any and all documents executed pursuant hereto or in connection herewith for which a claim is timely made by Buyer shall not exceed Five Hundred Thousand Dollars ($500,000). The provisions of this section shall survive the Closing and shall not be merged therein.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.


                              PRUDENTIAL REALTY ACQUISITION
                              FUND II, L.P., a Delaware limited
                              partnership

                              By:  Prudential Realty Partnerships,
                                   Inc., a Delaware corporation
                                   General Partner


                                   By:  /s/ Peter L. Ruggiero
                                       ___________________________
                                        Peter L. Ruggiero
                                        Vice President

                              DELPHINIDAE/WHITE BIRCH,
                              a California general partnership

                              By:  Roosterfish Equities, L.P., a
                                   California limited partnership
                                   Its Managing General Partner

                                   By:  Dolphin Partners, Inc., a
                                        California corporation
                                        Its General Partner

                                        By: /s/ Kevin S. Pitts
                                           _________________________
                                             Name: Kevin S. Pitts
                                             Its:  E.V. Pres.

The undersigned has executed this
Agreement solely to confirm its
agreement to comply with the provisions of Sections 6.3(b) and 11.2.

By:   STEWART TITLE OF THE INLAND EMPIRE


     By:  /s/   Norman K. Bordick
          Name: Norman K. Bordick
          Its:  Vice President

Date:

                                 EXHIBIT A

                             LEGAL DESCRIPTION


     PARCELS 2 AND 3 OF PARCEL MAP NO. 7244, AS SHOWN
     BY MAP ON FILE IN BOOK 76 PAGE(S) 74 THROUGH 77,
     INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN
     BERNARDINO COUNTY, CALIFORNIA, AND PER
     CERTIFICATE OF COMPLIANCE FOR LOT LINE
     ADJUSTMENT RECORDED APRIL 26, 1983 AS
     INSTRUMENT NO. 83-088592 OF OFFICIAL RECORDS, AND
     PER CERTIFICATE OF CORRECTION RECORDED MAY 24,
     1983 AS INSTRUMENT NO. 83-113303 OF OFFICIAL
     RECORDS, AND PER CERTIFICATE OF COMPLIANCE FOR
     LOT LINE ADJUSTMENT RECORDED FEBRUARY 6, 1984
     AS INSTRUMENT NO. 84-028325 OF OFFICIAL RECORDS;

     EXCEPTING THEREFROM THE NORTHERLY 183 FEET OF
     PARCEL 3.

                                 EXHIBIT B

                             LIST OF CONTRACTS


None.

                                 EXHIBIT C

                            FORM OF GRANT DEED


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Sheppard, Mullin, et al.
4695 MacArthur Ct.
Seventh Floor
Newport Beach, CA  92660
Attn:  John Simon, Esq.


                                GRANT DEED

          FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, PRUDENTIAL REALTY ACQUISITION FUND II,
L.P., a Delaware limited partnership ("Grantor"), hereby GRANTS to DELPHINIDAE/WHITE BIRCH, a California general partnership, that certain real property located in the County of San Bernardino, State of California and more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference (the "Property"), together with all improvements located thereon and all rights, privileges, easements and appurtenances of Grantor appertaining to the Property and all right, title and interest of Grantor in, to and under adjoining streets, rights of way and easements.

          In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due in connection with the property conveyed hereby, by a separate statement, which is not being recorded with this Grant Deed.

          IN WITNESS WHEREOF, Grantor has caused its duly au-thorized representatives to execute this instrument as of the date hereinafter written.


DATED: December ___, 1996
                              PRUDENTIAL REALTY ACQUISITION
                              FUND II, L.P., a Delaware limited
                              partnership

                              By:  Prudential Realty Partnerships,
                                   Inc., a Delaware corporation
                                   General Partner


                                   By:  ___________________________
                                        Peter L. Ruggiero
                                        Vice President

                                 Exhibit 1

     PARCELS 2 AND 3 OF PARCEL MAP NO. 7244, AS SHOWN
     BY MAP ON FILE IN BOOK 76 PAGE(S) 74 THROUGH 77,
     INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN
     BERNARDINO COUNTY, CALIFORNIA, AND PER
     CERTIFICATE OF COMPLIANCE FOR LOT LINE
     ADJUSTMENT RECORDED APRIL 26, 1983 AS
     INSTRUMENT NO. 83-088592 OF OFFICIAL RECORDS, AND
     PER CERTIFICATE OF CORRECTION RECORDED MAY 24,
     1983 AS INSTRUMENT NO. 83-113303 OF OFFICIAL
     RECORDS, AND PER CERTIFICATE OF COMPLIANCE FOR
     LOT LINE ADJUSTMENT RECORDED FEBRUARY 6, 1984
     AS INSTRUMENT NO. 84-028325 OF OFFICIAL RECORDS;

     EXCEPTING THEREFROM THE NORTHERLY 183 FEET OF
     PARCEL 3.

STATE OF CALIFORNIA           )
                              )
COUNTY OF _______________     )



     On December ___, 1996, before me __________________, a Notary
Public in and for said State, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




                         ____________________________________
                         Notary Public, State of California

                                 EXHIBIT D

                      FORM OF TRANSFER TAX STATEMENT

Document No. _______________

Recorded December ___, 1996

     STATEMENT OF TAX DUE AND REQUEST THAT TAX
     DECLARATION NOT BE MADE A PART OF THE PERMANENT
     RECORD IN THE OFFICE OF THE COUNTY RECORDER
     (PURSUANT TO SECTION 11932 OF THE REVENUE AND
     TAXATION CODE)

TO:  Recorder of the County of San Bernardino


     Request is hereby made in accordance with the provisions of the Documentary
Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor: Prudential Realty Acquisition Fund II, L.P., a Delaware limited partnership

Grantee:  Delphinidae/White Birch, a California general partnership


     The property described in the accompanying document is located in the County of San Bernardino.

The amount of tax due on the accompanying document is $________________.

_______   Computed on the full value of the property conveyed.

_______ Computed on the full value, less liens and encumbrances remaining at the time of sale.


                                   ____________________________________
                                   (Signature of Declarant of Agent)


                                   _____________________________________
                                   (Firm Name)

                                 EXHIBIT E

                           FORM OF BILL OF SALE

     THIS BILL OF SALE, dated as of December ___, 1996, is made by PRUDENTIAL REALTY ACQUISITION FUND II, L.P., a Delaware limited partnership ("Seller"), in favor of DELPHINIDAE/WHITE BIRCH, a California general partnership ("Buyer").

                                 RECITALS

     WHEREAS, by special warranty deed of even date herewith, Seller conveyed to Buyer, whose mailing address is 363 San Miguel Drive, Suite 100, Newport Beach, California 92660, that certain tract of land more particularly described in Exhibit 1 attached hereto and incorporated herein by this reference, together with all improvements located thereon ("Real Property").

     WHEREAS, in connection with the above described conveyance
Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

                                 AGREEMENT

     NOW, THEREFORE, in consideration of the receipt of TEN AND
NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD,
TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to
Buyer, its legal representatives, successors and assigns, all of its right, title and interest in and to all tangible personal property owned by Seller (excluding any computer or computer equipment and software), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding appraisals, budgets, marketing information or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary) relating to the Real
Property (herein collectively called the "Personal Property"), to have and to hold, all and singular, the Personal Property unto Buyer forever.
                              SELLER:

                              PRUDENTIAL REALTY ACQUISITION
                              FUND II, L.P., a Delaware limited
                              partnership

                              By:  Prudential Realty Partnerships,
                                   Inc., a Delaware corporation
                                   General Partner


                                   By:  ___________________________
                                        Peter L. Ruggiero
                                        Vice President

                                 Exhibit 1

     PARCELS 2 AND 3 OF PARCEL MAP NO. 7244, AS SHOWN
     BY MAP ON FILE IN BOOK 76 PAGE(S) 74 THROUGH 77,
     INCLUSIVE, OF PARCEL MAPS, RECORDS OF SAN
     BERNARDINO COUNTY, CALIFORNIA, AND PER
     CERTIFICATE OF COMPLIANCE FOR LOT LINE
     ADJUSTMENT RECORDED APRIL 26, 1983 AS
     INSTRUMENT NO. 83-088592 OF OFFICIAL RECORDS, AND
     PER CERTIFICATE OF CORRECTION RECORDED MAY 24,
     1983 AS INSTRUMENT NO. 83-113303 OF OFFICIAL
     RECORDS, AND PER CERTIFICATE OF COMPLIANCE FOR
     LOT LINE ADJUSTMENT RECORDED FEBRUARY 6, 1984
     AS INSTRUMENT NO. 84-028325 OF OFFICIAL RECORDS;

     EXCEPTING THEREFROM THE NORTHERLY 183 FEET OF
     PARCEL 3.

                                 EXHIBIT F

                      FORM OF ASSIGNMENT OF CONTRACTS


     THIS ASSIGNMENT OF CONTRACTS ("Assignment"), dated as of
December ___, 1996, is made by and between PRUDENTIAL REALTY
ACQUISITION FUND II, L.P., a Delaware limited partnership ("Assignor") and DELPHINIDAE/WHITE BIRCH, a California general partnership
("Assignee").

                           W I T N E S S E T H:

     WHEREAS, by Purchase and Sale Agreement ("Sale Agreement") dated as of even date herewith, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon ("Property") as more particularly described in the Sale Agreement; and

     WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.


     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignment of Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under if and to the extent assignable by Assignor, all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Property and in Assignor's possession or control (herein collectively called the "Licenses and Permits"). Assignee hereby assumes all obligations under the Licenses and Permits whether arising or accruing before or after the date hereof.

     2. Assignment of Warranties and Guarantees. Assignor hereby assigns, set over and transfers to Assignee all of its right, title and interest in, to and under all warranties and guarantees relating solely to the Property, to the extent assignable.

     3. Indemnity. Assignee agrees to indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature under the Licenses and Permits, arising or accruing on or after the date hereof.

     4. Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

     5. Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto or their authorized representatives have executed this Assignment as of the date hereof.

                         ASSIGNOR:

                         PRUDENTIAL REALTY ACQUISITION FUND
                         II, L.P., a Delaware limited partnership

                         By:  Prudential Realty Partnerships, Inc., a
                              Delaware corporation
                              General Partner


                              By:  ___________________________
                                   Peter L. Ruggiero
                                   Vice President

                         ASSIGNEE:

                         DELPHINIDAE/WHITE BIRCH,
                         a California general partnership

                         By: Roosterfish Equities, L.P., a California limited partnership
                              Its Managing General Partner

                              By:  Dolphin Partners, Inc., a
                                   California corporation
                                   Its General Partner

                                   By:  __________________________
                                        Name:
                                        Its:

                                 EXHIBIT G

                     FORM OF SELLER'S FIRPTA AFFIDAVIT


     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by PRUDENTIAL REALTY ACQUISITION
FUND II, L.P., a Delaware limited partnership ("Prudential"), the undersigned hereby certifies the following on behalf of Prudential:

     1. Prudential is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

     2. Prudential's U.S. employer tax identification number is ____________; and

     3. Prudential's office address is 751 Broad Street, Newark, New Jersey, 07102-3777.

     Prudential understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The undersigned officer of Prudential declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of Prudential.

     Dated: December ___, 1996.



                              PRUDENTIAL REALTY ACQUISITION
                              FUND II, L.P., a Delaware limited
                              partnership

                              By:  Prudential Realty Partnerships,
                                   Inc., a Delaware corporation
                                   General Partner


                                   By:  ___________________________
                                        Peter L. Ruggiero
                                        Vice President

                                 EXHIBIT H

                   FORM OF BUYER'S ERISA REPRESENTATION


                            December ___, 1996




Prudential Realty Acquisition Fund II, L.P.
8 Campus Drive
Parsippany, New Jersey 07054-4493
Attention:  James Walker, Esq.




Re:  Sale of PRAF II - 3
     11190 White Birch Drive
     Rancho Cucamonga, California




 Ladies and Gentlemen:

     To satisfy compliance with the Employee Retirement Income
 Security Act of 1974, as amended, the undersigned represents and warrants to Prudential Realty Acquisition Fund II, L.P. ("Prudential") that:

     1. neither the undersigned nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14 granted by the U.S. Department of Labor ("PRE 84-14")) has, or during the immediately preceding year has exercised, the authority to appoint or terminate Prudential as investment manager of any assets of the employee benefit plans whose assets are held by Prudential or to negotiate the terms of any management agreement with Prudential on behalf of any such plan;

     2. the transaction contemplated hereunder is not specifically excluded by Part I(b) of PTE 84-14;

     3. the undersigned is not a related party of Prudential (as defined in V(h) of PTE 84-14); and

     4. the terms of the transaction contemplated hereunder have been negotiated and determined at arm's length, as such terms would be negotiated and determined by unrelated parties.


                              DELPHINIDAE/WHITE BIRCH,
                              a California general partnership


                              By:  Roosterfish Equities, L.P., a
                                    California limited partnership
                                   Its Managing General Partner

                                   By:  Dolphin Partners, Inc.,
                                         a California corporation
                                        Its General Partner



                                        By:  _________________________
                                             Name:
                                             Its:

                                EXHIBIT I

                  LITIGATION NOTICES, CONTRACT DEFAULTS
                       AND GOVERNMENTAL VIOLATIONS

None.

                                EXHIBIT J

                             LIST OF TENANTS

 None.
                                      J-1